Exhibit 99.2

Diginex hires Chi-Won Yoon as Asia Chairman

Hong Kong, April 2, 2020: Diginex, a digital asset financial services and advisory company, has hired financial services stalwart Mr. Chi-Won Yoon as Chairman of Asia.

Mr. Yoon has more than three decades of experience in financial services, with a career that has spanned investment banking, wealth management and asset management.

Mr. Yoon’s most recent role prior to Diginex was Vice Chairman of UBS Wealth Management, responsible for developing and enhancing long-term strategic relationships. Mr. Yoon announced his retirement from UBS last year, after 22 years with the firm.

During his tenure, Mr. Yoon served as President and CEO of UBS AG, Asia Pacific, and a member of the UBS Group Executive Board from 2009 to 2015. In this capacity, he oversaw the entire firm in 13 countries around the region and was responsible for UBS’s three main divisions: Investment Banking, Wealth Management and Global Asset Management.

Mr. Yoon joined UBS in 1997 and established the equity derivatives business in Asia. He then held various positions in the investment bank including Head of Equities and Head of Securities Asia Pacific. He also served as the Hong Kong Country Head.

Prior to joining UBS, Mr. Yoon worked at Lehman Brothers in New York and Hong Kong and, before that, at Merrill Lynch in New York.

“We are delighted to have Chi-Won join us at this important juncture of Diginex’s evolution. His vast and impressive career has meant Chi-Won has decades of experience in a multitude of dynamic operating environments. His wisdom and operating experience will be invaluable as we expand our financial services offering,” says Mr. Miles Pelham, Chairman of Diginex.

Based in Hong Kong, Mr. Yoon will work closely with Diginex business heads to bring its digital asset financial services and blockchain solutions to partners and investors throughout Asia.

“Digital assets and blockchain technology have huge potential for growth over the next decade and Diginex is a pioneer in this space. I am very excited to join the business in this critical part of its growth,” added Mr. Yoon.

Mr. Yoon holds a bachelor’s degree in electrical engineering from M.I.T. and a master’s degree in finance from M.I.T.’s Sloan School of Management.

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Press Contacts:

Heather Dale

Diginex

E: heather.dale@diginex.com

Tel: +852 9274 3312

About Diginex

Diginex is a blockchain financial services and technology company. Diginex partners with institutional investors, corporations and governments to make digital assets more accessible, business processes more efficient and secure. Diginex believes its collaborative approach and pursuit of global cooperation is optimal to drive institutional adoption of blockchain technologies and the regulated use of digital assets. For more information on Diginex, please visit www.diginex.com.

Disclaimer

8i Enterprises Acquisition Corp, a British Virgin Islands business company (“JFK”), Diginex Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), and Diginex Limited, a Hong Kong company (“Diginex”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of JFK ordinary shares in respect of the proposed transaction among such persons (the “Business Combination”). Information about JFK’s directors and executive officers and their ownership of JFK’s ordinary shares is set forth in the Registration Statement on Form F-4 jointly filed by Singapore NewCo and JFK pertaining to the Business Combination (the “Form F-4”). This document can be obtained free of charge from the sources indicated below.

The Form F-4 contains a proxy statement/prospectus for JFK’s shareholders (the “Definitive Proxy Statement”). JFK has mailed the Definitive Proxy Statement and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the Business Combination and other proposals set forth in the Definitive Proxy Statement. INVESTORS AND SECURITY HOLDERS OF JFK ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT JFK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JFK, SINGAPORE NEWCO, BVI NEWCO, DIGINEX AND THE BUSINESS COMBINATION. The Definitive Proxy Statement and other relevant materials in connection with the Business Combination, and any other documents filed by JFK with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to 8i Enterprises Acquisition Corp, 6 Eu Tong Sen Street, #08-13 The Central, Singapore.

Forward Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the expansion of Diginex’s regulatory footprint in Singapore, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Definitive Proxy Statement. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the Business Combination; the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the amount of cash available following any redemptions by JFK shareholders; the ability to meet Nasdaq’s listing standards following the consummation of the Business Combination; and costs related to the Business Combination. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: Diginex’s limited operating history and history of net losses; Diginex’s ability to manage growth; Diginex’s ability to execute its business plan; Diginex’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Diginex’s products; Diginex’s ability to identify and integrate acquisitions; potential litigation involving JFK or Diginex or the validity or enforceability of Diginex’s intellectual property; general economic and market conditions impacting demand for Diginex’s products and services; and such other risks and uncertainties as are discussed in the Definitive Proxy Statement. Other factors include the possibility that the proposed Business Combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

Diginex expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Diginex’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.